Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 30, 2007, in the Registration Statement (Form S-1) and related Prospectus of Aprimo, Incorporated dated September 7, 2007.

/s/ Ernst & Young LLP
Indianapolis, Indiana
September 6, 2007